SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2004

GREAT WESTERN BANCORPORATION, INC.

(Exact name of registrant as specified in its charter)

Iowa	001-15215	42-0867112
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10834 Old Mill Road, Suite One

Omaha, NE 68154-2648

(Address principal executive offices)

Registrant’s telephone number, including area code: (402) 333-8330

No Change

(Former name or former address, if changed since last report.)

Item 5. Other Events

On January 26, 2004, Great Western Bancorporation, Inc. entered into a Stock Purchase Agreement with Jeffory A. Erickson to purchase the stock of its subsidiary Great Western Bank, Watertown. This Agreement supersedes in its entirety the Common Stock Purchase Agreement dated November 5, 1996. A copy of the agreement, dated January 26, 2004 is filed as Exhibit 10.11 to this Form 8-K.

Item 7. Financial statements and exhibits

(b)	Exhibits

10.11	Stock Purchase Agreement dated January 26, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT WESTERN BANCORPORATION, INC.

By:	/s/ DANIEL A. HAMANN
Daniel A. Hamann, President

Date: February 5, 2004